UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 10, 2019

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue
Long Island City, NY 11101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 8.01 Other Events.

On October 10, 2019, Xiaotai International Investment Inc. (“Xiaotai”) completed the re-audit of its financial statements for the fiscal year ended December 31, 2018 and 2017 (the “Re-Audit) to satisfy the request from The Nasdaq Stock Market LLC (“Nasdaq”) in connection with Xiaotai’s initial listing application with Nasdaq.

As previously disclosed, iFresh Inc. (the “Company”), Xiaotai and equity holders of Xiaotai (the “Xiaotai Sellers”) entered into a share exchange agreement (the “Exchange Agreement”) on June 7, 2019, pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will acquire all of the outstanding issued shares and other equity interests in Xiaotai from the Xiaotai Sellers (the “Acquisition”). Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Xiaotai, the Company will issue 254,813,383 shares of common stock (the “Exchange Shares”) to the Xiaotai Sellers. The Exchange Shares will be allocated among the Xiaotai Sellers pro-rata based on each such seller’s ownership of Xiaotai prior to the closing. The Exchange Agreement and the Acquisition were approved by a majority of the shareholders of the Company on September 5, 2019.

There is no change in the financial statements of the Re-Audit comparing to those in the audited financial statements contained in the Proxy Statement on Schedule 14A filed with the SEC on August 13, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Consolidated financial statements of Xiaotai International Investment Inc. For the Fiscal Years ended December 31, 2018 and 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2019

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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